UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 22, 2013

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2013, South American Gold Corp. (“the Company”) entered into a Mining and Lease Agreement (“the Mining and Lease Agreement’) with William I. Guy (“Lessor”).  The Mining and Lease gives the Company the exclusive right to prospect and explore for all ores and minerals of every kind, except oil and gas, on two unpatented mining claims in Whatcom County, Washington.

The Mining and Lease Agreement has a term of 15 years from January 16, 2013 (“the Anniversary Date”) but may be extended indefinitely if production is occurring.  The Mining and Lease Agreement and requires that the Company pay advance royalties as set forth below:

Amount of Royalty Payment	Due Date
$500	1/15/13
$750	Anniversary Date, 2014
$750	Anniversary Date, 2014-2029, inclusive

In addition, the Company shall pay a Production Royalty of 2% of net smelter returns, which shall be calculated for each calendar quarter in which net smelter returns are realized.

During the term of this lease the Company will be responsible for the payment of any property taxes, indemnify Lessor for any and all activities the Company conducts on the property, and secure all required permits and operating licenses for Company activities on the property.

The foregoing description of the Mining and Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the Mining and Lease Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Description of the Property

Land Status

Effective January 22, 2012 the Company leased from a private party two unpatented claims covering a significant portion of the former New Light Mine. The lease covers:

BLM recording numbers OMC 169670 and 169671
County recording numbers 2121100607 and 2121100608

Location

The property is situated in the Slate Creek Mining District, Section 27, T38N, R17E, in Whatcom County, Washington.

We have not finished detailed mapping on the property.

Access and Elevation

The elevation of the New Light property area ranges from 5300 to 6900 feet

The Slate Creek Mining District is approximately 16 miles west of Mazama. From Mazama on SR 20, proceed northwest past the Lost River Resort Airport to USFS road 5400, which climbs approximately 6 miles to Harts Pass; it then proceeds downgrade on Slate Creek Road approximately 2.4 miles to the intersection with a road following Benson Creek northerly past a locked gate. The SR 20 road may be closed in winter due to weather conditions.

Climate and Physiography

Heavy snowfall can often preclude exploration work on the property.

Local Resources

There are sufficient local resources for general material and supplies, and general labor. Electric power lines are within a mile of the property and water supply appears adequate for the property, though an assessment will be required for water supply for expanded drilling programs, future potential milling requirements, and to meet environmental requirements.

Regional Geology

Rocks in the vicinity of the New Light mine are argillite, quartzite, conglomerate, and shale of the Earl Cretaceous Harts Pass Formation The ore was reported localized in quartz shear zones up to 5 feet wide and in a quartz-cemented breccia pipe approximately 200 feet by 100 feet wide and 3000 feet long. The breccia is offset by a major east-northeast-trending fault and several minor faults that cause considerable difficulty in tracing its continuity underground and on the surface. Contact metamorphism attributed to a diorite stock on the mine site recrystallized sandstones and shales to a hornfels-like material and played a role in formation of the breccia pipe. The breccia contains sharply angular fragments of quartzite and hornfels in the range of 1 to 4 inches long. These fragments make up about 80 percent of the rock mass; the remainder is composed of quartz-cemented veinlets 0.5 to 1 inch thick. The quartz cementation contains argentite, chalcopyrite, pyrite, galena, and free gold.

The state of Washington report indicates extensive sampling of the breccias by prior operators gave indications of gold and silver, and analysis of mill concentrate samples showed finely divided sooty grains of platinum. This information is included as historical in nature and which the company has not been verified through sampling and assays by the company.

Metallurgy

Flotation concentrates were reported shipped to the Cominco Ltd. smelter at Trail, B.C., and free gold was sent to Vancouver, B.C. It has been reported that a grab sample taken from the tailings exceeded maximum levels listed in the Model Toxics Control Act; hence additional metallurgical tests will be necessary to determine whether potential compliance issues may exist.

The Company has not conducted metallurgical tests and there are no estimates of percentage recoveries in from prior production.

Permitting

We have not reviewed permitting requirements but the company expects permitting the property may be time-consuming and costly.

Reserves and Mineralized Material

We have not established reserves or mineralized material on the property.

History and Historical Information on the Property

The above and following information has been provided by outside sources and not been independently verified by the company but is provided for general informational purposes, and it should not be assumed that prior production results are an indication of potential future results. The state of Washington has published through its department of geology a report on the mine.

The New Light Mine was a former producing mine from the Slate Creek Mining District. All of the former production in the area occurred on what is now unpatented land administered by the U.S. Forest Service lying within the Wenatchee-Okanogan National Forest, in which the claims we lease are located.

During the years 1895 through 1935 the mine was owned by several mining companies which mined gold, developed 8000 feet of underground workings, and constructed a ten-stamp mill. In 1935 a 50 ton per day mill was constructed at the site, and underground development work had reached 13,150 feet of underground workings. During the period 1942 to 1965 mill capacity was increased to 120 tons per day and diamond drilling was conducted. In the 1980s an avalanche destroyed much of the above-ground infrastructure.

Development Work on the Property

It has been reported that 13,150 feet of underground workings were developed on the property

Exploration Plan

The Company had begun a review of historical material on the property, which will include compiling the information, and reviewing guidance on developing an exploration plan. The exploration plan will include geologic mapping, surveying, review of environmental and permitting requirements, determining manner and cost of access to underground workings, determining whether our area of interest needs to be expanded, and review where available of former production records.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

In January 2013, the Company issued shares of its restricted common stock in settlement of $79,500 in outstanding liabilities.  The Company issued a total of 26,500,000 restricted shares at a price of $0.003 per share, of which 19,833,333 shares were issued to foreign entities.  None of the shares were issued to officers and/or directors of the Company.

All of the above sales by the Company of its unregistered securities were made by the Company in reliance upon Section 4(2) and Regulation S of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that received the unregistered securities were known to the Company and its management, through pre-existing business relationships, as long standing business associates. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases.  All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Mining Lease and Agreement, dated January 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 29, 2013

South American Gold Corp.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer